As filed with the Securities and Exchange Commission on November 22, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TARGET CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Fiddelke
Executive Vice President and
Chief Financial Officer
Target Corporation
1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

Don H. Liu, Esq. Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary Target Corporation 1000 Nicollet Mall Minneapolis, Minnesota 55403 (612) 304-6073	Dawn Holicky Pruitt Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 (612) 766-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
TARGET CORPORATION
1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

We may from time to time offer to sell, either separately or together, debt securities, common stock, preferred stock, depositary shares, warrants, and units in one or more offerings. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.
You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in these securities involves risks. See the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. See “Risk Factors” on page 6 of this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “TGT.”

This prospectus is dated November 22, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a free writing prospectus that will contain specific information about the terms of that offering. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement, and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.” A free writing prospectus will not constitute a part of this prospectus.
The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
When we refer to “our company,” “we,” “our,” and “us” in this prospectus under the headings “The Company” and “Use of Proceeds,” we mean Target Corporation and its subsidiaries. When these terms are used elsewhere in this prospectus, we mean Target Corporation (parent company only) unless the context otherwise requires or indicates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at www.sec.gov and may also be accessed through our website at corporate.target.com/investors/sec-filings. Information included or available through our website does not constitute a part of this prospectus or any accompanying prospectus supplement.
We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and, where applicable, supersede the information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus until we sell all of the securities covered by our registration statement, of which this prospectus forms a part (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed on March 8, 2023 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement on Schedule 14A, filed on May 1, 2023);
•Quarterly Reports on Form 10-Q for the quarters ended April 29, 2023, July 29, 2023, and October 28, 2023;
•Current Reports on Form 8-K filed on February 14, 2023, June 15, 2023, October 17, 2023 (as amended on November 8, 2023), and October 18, 2023; and
•the description of our common stock contained in the Registration Statement on Form 8-A pursuant to Section 12 of the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, and as subsequently amended or updated.
You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:
Corporate Secretary
Target Corporation
1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073
We have not authorized anyone to provide you with any information other than information incorporated by reference or set forth in this prospectus, the applicable prospectus supplement, or any free writing prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements, which are based on our current assumptions and expectations. These statements are typically accompanied by the words “expect,” “may,” “could,” “believe,” “would,” “might,” “anticipates,” or similar words. All statements addressing our future financial and operating performance, and statements addressing events and developments that we expect or anticipate will occur in the future, are forward-looking statements.
All such forward-looking statements are intended to enjoy the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Although we believe there is a reasonable basis for the forward-looking statements, our actual results could be materially different. The most important factors which could cause our actual results to differ from our forward-looking statements are set forth in our description of risk factors included in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, and in any subsequent annual report on Form 10-K, quarterly report on Form 10-Q, or current report on Form 8-K incorporated by reference herein or in any accompanying prospectus supplement, which should be read in conjunction with the forward-looking statements in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statements.

THE COMPANY
Target Corporation was incorporated in Minnesota in 1902. Our corporate purpose is to help all families discover the joy of everyday life. We offer to our customers, referred to as “guests,” everyday essentials and fashionable, differentiated merchandise at discounted prices. We operate as a single segment designed to enable guests to purchase products seamlessly in stores or through our digital channels. Since 1946, we have given 5 percent of our profit to communities.

RISK FACTORS
Your investment in these securities involves risks and uncertainties. Prior to deciding to purchase any securities, prospective investors should consider carefully all of the information set forth in this prospectus and the applicable prospectus supplement, any free writing prospectus filed by us with the SEC, and the documents incorporated by reference herein. In particular, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, as updated by any subsequent annual report on Form 10-K, quarterly report on Form 10-Q, or current report on Form 8-K incorporated by reference herein or in any accompanying prospectus supplement. We encourage you to read these risk factors in their entirety. You should consult your financial, legal, tax, and other professional advisors as to the risks associated with an investment in these securities and the suitability of the investment for you.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, which could include:
•meeting working capital requirements;
•funding capital expenditures;
•refinancing debt;
•paying dividends; and
•financing share repurchases, acquisitions of businesses, and other investments.
Until the net proceeds have been used, they may be invested in short-term investments.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of August 4, 2000 between us and The Bank of New York Mellon Trust Company, National Association (successor to Bank One Trust Company, N.A.), as trustee, as supplemented by the first supplemental indenture dated as of May 1, 2007 and as further amended or supplemented from time to time, referred to herein as the “indenture.” As used in this prospectus, “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.
We have summarized the material terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.
General
The debt securities will be our direct, senior, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:
•the title of the debt securities;
•any limit on the total principal amount of the debt securities;
•the date or dates on which the principal of and premium, if any, on the debt securities will be payable;
•if the debt securities will bear interest:
•the interest rate on the debt securities or the method by which the interest rate can be determined;
•the date from which interest will accrue;
•the record and interest payment dates for the debt securities; and
•any circumstances under which we may defer interest payments;
•any place or places where:
•we can make payments on the debt securities;
•the debt securities can be surrendered for registration of transfer or exchange; and
•notices and demands can be given to us relating to the debt securities or under the indenture, in addition to those specified herein;
•any optional redemption provisions that would permit us to elect redemption of the debt securities;

•any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity, or any provisions that would permit the holders of the debt securities to elect repayment of the debt securities, prior to their final maturity;
•whether the debt securities will be issuable as registered securities, bearer securities, or both;
•if the debt securities will be issued in whole or in part in the form of global securities, the extent to which the description of the book-entry procedures described below under “— Book-Entry, Delivery and Form” will not apply to such global securities — a “global security” means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities;
•the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;
•any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;
•if the amount of principal or interest payable on the debt securities will be determined by reference to one or more indices, the manner in which such amounts will be determined;
•any additional events of default or covenants;
•whether the provisions described under the heading “— Defeasance” below will not apply to the debt securities;
•the identity of the security registrar and paying agent for the debt securities, if other than The Bank of New York Mellon Trust Company, N.A.; and
•any other terms of the debt securities.
A “holder” means, with respect to a registered security, the person in whose name the registered security is registered in the security register. (Section 101)
Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same interest rate, maturity date, and other terms (except for the price to public, issue date, and the date from which interest begins to accrue) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the indenture.
Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Exchange and Transfer
Any debt securities of a series may be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed, or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in New York, New York or any other place of payment. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “— Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)
We will not be required to:
•register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or
•register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)
Interest and Principal Payments
Payments.   Holders may present debt securities for payment of principal, premium, if any, and interest, if any, at the office or agency maintained by us for that purpose. On the date of this prospectus, that office is located at c/o The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, Attn: Corporate Trust Window. We refer to The Bank of New York Mellon Trust Company, National Association, acting in this capacity for the debt securities, as the “paying agent.”
Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)
Recipients of Payments.   The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” means, for any interest payment date, the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption, or repayment, whether or not that date is an interest payment date. An “interest payment date” means, for any debt security, a date on which, under the terms of that debt security, regularly scheduled interest is payable.
Book-Entry Debt Securities.   The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or any other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
Certificated Debt Securities.   Except as indicated below for payments of interest at maturity, redemption, or repayment, the paying agent will make payments of interest either:
•by check mailed to the address of the person entitled to payment as shown on the security register; or
•by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)
Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.
Discount Debt Securities.   Some debt securities may be considered to be issued with original issue discount, which for these purposes includes a debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. We refer to these debt securities as

“discount notes.” In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under “— Events of Default” below, the amount of principal due and payable on that debt security will be limited to:
•the aggregate principal amount of the debt security multiplied by the sum of
•its issue price, expressed as a percentage of the aggregate principal amount, plus
•the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.
For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment, or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).
Certain Definitions.   The following are definitions of certain terms we use in this prospectus when discussing principal and interest payments on the debt securities:
A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.
The “depositary” means the depositary for global securities issued under the indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC.
References in this prospectus to “U.S. dollar,” “U.S.$,” or “$” are to the currency of the United States of America. References in this prospectus to “euro” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended. References in this prospectus to “£,” “pounds sterling” or “sterling” are to the currency of the United Kingdom.
Fixed Rate Debt Securities
Each fixed rate debt security will bear interest from the date of issuance at the annual rate specified in the applicable prospectus supplement until the principal is paid or made available for payment. Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to fixed rate debt securities offered pursuant to this prospectus.
How Interest Is Calculated.   Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
When Interest Is Paid.   Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement.
Amount Of Interest Payable.   Interest payments for fixed rate debt securities will include accrued interest from, and including, the issue date (or any other date specified in the applicable prospectus supplement) or from, and including, the last interest payment date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.
If A Payment Date Is Not A Business Day.   If any interest payment date is not a business day, we will pay interest on the next business day, and no interest will accrue as a result of the delay. If the maturity date or date of redemption or repayment is not a business day, we will pay interest, if any, and principal and premium, if any, on the next business day, and no additional interest will accrue as a result of the delay.
Floating Rate Debt Securities
We may issue debt securities that bear interest at a floating rate determined by reference to a base rate specified in the applicable prospectus supplement.
Redemption and Repayment
Optional Redemption By Us.   The prospectus supplement will indicate the terms of our option, if any, to redeem the debt securities. We will mail by first-class mail, postage prepaid, a notice of redemption to each holder or, in the case of global securities, we will provide such notice to the depositary, as holder of the global securities, pursuant to the applicable procedures of the depositary, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.
A partial redemption of the debt securities may be effected by such method as the trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Optional Make-Whole Redemption of Debt Securities.   If the applicable prospectus supplement provides for a make-whole redemption of debt securities at our option, the following provisions will apply unless otherwise specified in the applicable prospectus supplement. Prior to the applicable par call date (as defined below), we may redeem the debt securities, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such debt securities matured on the applicable par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the spread specified in the applicable prospectus supplement, less (b) interest accrued to the date of redemption, and
(2)100% of the principal amount of the debt securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
The following terms are relevant to the determination of the redemption price:
“Par call date” means the date specified in the applicable prospectus supplement.
“Treasury rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The treasury rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System (the “FRB”)), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the FRB designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the treasury rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM (or any successor designation or publication) is no longer published, we shall calculate the treasury rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable par call date, as applicable. If there is no United States Treasury security maturing on the applicable par call date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable par call date, one with a maturity date preceding the applicable par call date and one with a maturity date following the applicable par call date, we shall select the United States Treasury security with a maturity date preceding the applicable par call date. If there are two or more United States Treasury securities maturing on the applicable par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the treasury rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Repayment At Option Of Holder.   Unless the applicable prospectus supplement provides otherwise, debt securities will not be repayable at the option of the holder prior to stated maturity. If the applicable prospectus supplement relating to a series of debt securities indicates that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date, the repayment price will be equal 100% of the principal amount of the debt security, together with accrued interest, if any, to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amounts payable upon repayment. See “— Interest and Principal Payments  — Discount Debt Securities” for the manner in which such amounts will be determined.
For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:
•the debt security with the form entitled “Election Form” on the reverse of the debt security duly completed; or
•a facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the facsimile transmission or letter. However, the facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that facsimile transmission or letter.
Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.
If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.
Foreign Currencies
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be denominated and payable in U.S. dollars. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in the applicable prospectus supplement.
Denominations
Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $2,000 each and integral multiples of $1,000 in excess thereof. In the event we issue debt securities denominated in a foreign currency, the applicable prospectus supplement will specify the authorized denominations for those debt securities. (Section 301)
Conversion and Exchange
If any offered debt securities are convertible into common stock, preferred stock, or depositary shares at the option of the holders or exchangeable for common stock, preferred stock, or depositary shares at our option, the applicable prospectus supplement will include the terms and conditions governing any conversions and exchanges.
Bearer Debt Securities
If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Original Issue Discount
Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. (Section 101) See “— Interest and Principal Payments  — Discount Debt Securities” and “Material U.S. Federal Income Tax Consequences” for the U.S. federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.
Classification of Restricted and Unrestricted Subsidiaries
The indenture contains restrictive covenants that apply to us and all of our restricted subsidiaries. Those covenants do not apply to our unrestricted subsidiaries. For example, the assets and indebtedness of unrestricted subsidiaries and investments by us or our restricted subsidiaries in unrestricted subsidiaries are not included in the calculations described under the heading “— Restrictions on Secured Funded Debt” below. The indenture does not require us to maintain any restricted subsidiaries and, if we do not, the indenture will not provide any limitations on the amount of secured debt created or incurred by our subsidiaries.
A “subsidiary” is any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or indirectly through one or more of our other subsidiaries. “Voting stock” means stock that is entitled in the ordinary course (i.e., not only as a result of the happening of certain events) to vote in an election for directors.
“Restricted subsidiaries” means all of our subsidiaries other than unrestricted subsidiaries. A “wholly-owned restricted subsidiary” is a restricted subsidiary of which we own all of the outstanding capital stock directly or indirectly through our other wholly-owned restricted subsidiaries.
As of the date of this prospectus, we do not have any “unrestricted subsidiaries.” Subsidiaries that may be classified as unrestricted subsidiaries in the future include:
•certain finance subsidiaries acquired or formed by us after the date of this prospectus;
•any subsidiary that our board of directors in the future designates as an unrestricted subsidiary under the indenture; and
•any other subsidiary, including certain other existing subsidiaries, if a majority of its voting stock is owned by an unrestricted subsidiary.
Our board of directors can at any time change a subsidiary’s designation from an unrestricted subsidiary to a restricted subsidiary if:
•the majority of that subsidiary’s voting stock is not owned by an unrestricted subsidiary, and
•after the change of designation, we would be in compliance with the restrictions contained in the secured funded debt covenant described under the heading “— Restrictions on Secured Funded Debt” below. (Sections 101, 1010(a))
Restrictions on Secured Funded Debt
The indenture limits the amount of secured funded debt that we and our restricted subsidiaries may incur or otherwise create, including by guarantee. Neither we nor our restricted subsidiaries may incur or otherwise create any new secured funded debt unless immediately after the incurrence or creation:
•the sum of
•the aggregate principal amount of all of our outstanding secured funded debt and that of our restricted subsidiaries (other than certain categories of secured funded debt discussed below), plus

•the aggregate amount of our attributable debt and that of our restricted subsidiaries relating to sale and lease-back transactions, does not exceed 15% of our consolidated net tangible assets.
This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new secured funded debt. (Sections 1008(a), 1008(c))
“Secured funded debt” means funded debt which is secured by a mortgage, lien, or other similar encumbrance upon any of our assets or those of our restricted subsidiaries. (Section 101)
“Funded debt” means:
•indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount thereof is computed; plus
•guarantees of indebtedness of the type described in the preceding bullet point, or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business); plus
•funded debt secured by a mortgage, lien, or similar encumbrance on our assets or those of our restricted subsidiaries, whether or not the funded debt secured by that mortgage, lien, or similar encumbrance on our assets or those of our restricted subsidiaries is assumed by us or one of our restricted subsidiaries; plus
•in the case of a subsidiary, all preferred stock of that subsidiary.
Funded debt does not include any amount relating to obligations under leases, or guarantees of leases, whether or not those obligations would be included as liabilities on our consolidated balance sheet. (Section 101)
“Indebtedness” means, except as set forth in the next sentence:
•all items of indebtedness or liability, except capital and surplus, which under generally accepted accounting principles would be included in total liabilities on the balance sheet as of the date that indebtedness is being determined;
•indebtedness secured by a mortgage, lien, or other similar encumbrance on property owned subject to that mortgage, lien, or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien, or other similar encumbrance was assumed; and
•guarantees, endorsements (other than for purposes of collection), and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount is included in the preceding two bullet points.
Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if the obligations or guarantees of obligations relating to lease rentals would be included as liabilities on the consolidated balance sheet of us and our restricted subsidiaries. (Section 101)
“Attributable debt” means:
•the balance sheet liability amount of finance leases as determined by generally accepted accounting principles; plus
•the amount of future minimum operating lease payments required to be disclosed by generally accepted accounting principles, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report to Shareholders reflecting that calculation.

The amount of attributable debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of
•the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or
•the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101)
“Consolidated net tangible assets” means the total consolidated amount of our assets and those of our restricted subsidiaries (minus applicable reserves and other properly deductible items and after excluding any investments made in unrestricted subsidiaries or in corporations while they were unrestricted subsidiaries but which are not subsidiaries at the time of the calculation), minus
•all liabilities and liability items, including leases or guarantees of leases, which under generally accepted accounting principles would be included in the balance sheet, except funded debt, capital stock and surplus, surplus reserves, and provisions for deferred income taxes, and
•goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other similar intangibles. (Section 101)
The following categories of secured funded debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading “— Restrictions on Secured Funded Debt”:
•secured funded debt of a restricted subsidiary owing to us or to one of our wholly-owned restricted subsidiaries;
•secured funded debt resulting from a mortgage, lien, or other similar encumbrance in favor of the U.S. government or any state or any instrumentality thereof to secure certain payments;
•secured funded debt resulting from a mortgage, lien, or other similar encumbrance on property, shares of stock, or indebtedness of any company existing at the time that the company becomes one of our subsidiaries;
•secured funded debt resulting from a mortgage, lien, or other similar encumbrance on property, shares of stock or indebtedness which (1) exists at the time that the property, shares of stock, or indebtedness is acquired by us or one of our restricted subsidiaries, including acquisitions by merger or consolidation, (2) secures the payment of any part of the purchase price of or construction cost for the property, shares of stock, or indebtedness, or (3) secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock, or indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock, or indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading “— Consolidation, Merger or Sale” below;
•secured funded debt secured by a mortgage, lien, or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from U.S. federal income tax under the Code; and
•any extension, renewal, or refunding of (1) any secured funded debt permitted under the first paragraph under “— Restrictions on Secured Funded Debt,” (2) any secured funded debt outstanding at January 29, 2000 of any then restricted subsidiary, or (3) any secured funded debt of any company outstanding at the time the company became a restricted subsidiary. (Section 1008(b)).

Restrictions on Sale and Lease-Back Transactions
The indenture provides that neither we nor any of our restricted subsidiaries may enter into any sale and lease-back transaction involving any operating property more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:
•we or the restricted subsidiary could (1) create secured funded debt on the property equal to the attributable debt with respect to the sale and lease-back transaction and (2) still be in compliance with the restrictions on secured funded debt (see “— Restrictions on Secured Funded Debt” above); or
•we apply an amount, subject to credits for certain voluntary retirements of debt securities and/or funded debt, equal to the greater of
•the fair value of the property, or
•the net proceeds of the sale,
within 120 days, to the retirement of secured funded debt.
This restriction will not apply to any sale and lease-back transaction
•between us and one of our restricted subsidiaries,
•between any of our restricted subsidiaries, or
•involving a lease for a period, including renewals, of three years or less. (Section 1009)
“Operating property” means any retail store, distribution center, or other property related to our general retail business or that of one of our subsidiaries, parking facilities, and any equipment located at, or a part of, any of these properties if it has a net book value greater than .35% of our consolidated net tangible assets and has been owned and operated by us or one of our subsidiaries for more than 90 days. If we acquire a new subsidiary that already owns and operates this type of property, then the property will not be considered operating property until 90 days after the acquisition. (Section 101)
Consolidation, Merger or Sale
The indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:
•the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•immediately after the transaction, no event of default exists; and
•except in the case of a consolidation or merger of a restricted subsidiary with or into us, either:
•we have obtained the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities (as defined in the indenture) of each series, or
•immediately after the transaction, the resulting or acquiring corporation could incur additional secured funded debt and still be in compliance with the restrictions on secured funded debt (see “— Restrictions on Secured Funded Debt” above). (Section 801)

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:
•that corporation is one of our wholly-owned restricted subsidiaries; and
•we could incur additional secured funded debt and still be in compliance with the restrictions on secured funded debt (see “— Restrictions on Secured Funded Debt” above). (Section 803)
If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)
Modification and Waiver
Under the indenture, we and the trustee can modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:
•change the stated maturity date of any payment of principal or interest;
•reduce certain payments due on the debt securities;
•change the place of payment or currency in which any payment on the debt securities is payable;
•limit a holder’s right to sue us for the enforcement of certain payments due on the debt securities;
•reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture;
•limit a holder’s right, if any, to repayment of debt securities at the holder’s option; or
•modify any of the foregoing requirements or a reduction in the percentage of outstanding debt securities required to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture. (Section 902)
Under the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series:
•waive compliance by us with certain restrictive covenants of the indenture; and
•waive any past default under the indenture, except:
•a default in the payment of the principal of or any premium or interest on any debt securities of that series; or
•a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Sections 1012, 513)
Events of Default
Unless otherwise specified in the applicable prospectus supplement, an “event of default” means, when used in the indenture with respect to any series of debt securities, any of the following:
•failure to pay interest on any debt security of that series for 30 days after the payment is due;

•failure to pay the principal of or any premium on any debt security of that series when due;
•failure to deposit any sinking fund payment on debt securities of that series when due;
•failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;
•default under any indebtedness for money borrowed by us or one of our subsidiaries, including other series of debt securities, or under any mortgage, lien, or other similar encumbrance, indenture, or instrument, including the indenture, which secures any indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of indebtedness greater than $100 million, unless the acceleration is rescinded, or the indebtedness is discharged, within 10 days after we have received written notice of the default in the manner specified in the indenture;
•certain events in bankruptcy, insolvency or reorganization; or
•any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Sections 502, 513)
The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. (Section 1011) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest, or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. (Section 602)
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order, or direction of any holders, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•conducting any proceeding for any remedy available to the trustee; or
•exercising any trust or power conferred upon the trustee. (Sections 512, 603)
The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•the trustee has not started the proceeding within 60 days after receiving the request; and
•the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)
However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce the payment. (Section 508)
Defeasance
Defeasance and Discharge.   At the time that we establish a series of debt securities under the indenture, we may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the indenture, and we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or government obligations to pay the principal, interest, any premium, and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities. (Section 403) As used above, “government obligations” means:
•securities of the same government which issued the currency in which the series of debt securities are denominated and in which interest is payable; or
•securities of government agencies backed by the full faith and credit of that government. (Section 101)
In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:
•the indenture will no longer apply to the debt securities of that series (except for obligations to compensate, reimburse, and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen, or mutilated debt securities and to maintain paying agencies and the trust funds); and
•holders of debt securities of that series can only look to the trust fund for payment of principal, any premium, and interest on the debt securities of that series. (Section 403)
Defeasance of Certain Covenants and Certain Events of Default.   At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. Unless otherwise specified in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the indenture, and if we make the deposit described in this section under the heading “— Defeasance and Discharge” above:
•we will not have to comply with the following restrictive covenants contained in the indenture:
•Consolidation, Merger or Sale (Sections 801, 803);
•Restrictions on Secured Funded Debt (Section 1008);
•Restrictions on Sale and Lease-Back Transactions (Section 1009);
•Classification of Restricted and Unrestricted Subsidiaries (Section 1010); and
•any other covenant we designate when we establish the series of debt securities; and
•we will not have to treat the events described in the fourth bullet point under the heading “— Events of Default” as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading “— Events of Default” as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect. (Section 1501)
If we exercise our option not to comply with the certain covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or government obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium, and any other sums due on the debt securities of that series (such as sinking fund payments) on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)
Substitution of Collateral.   Unless otherwise specified in the applicable prospectus supplement, we will have the ability to, at any time, withdraw any money or government obligations deposited under the defeasance provisions described above if we simultaneously substitute other money and/or government obligations which would satisfy our payment obligations on the debt securities of that series under the defeasance provisions applicable to those debt securities. (Section 402)
Tax Consequences.   Under U.S. federal income tax law, a defeasance and discharge as described above generally will be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder generally will be required to recognize gain or loss equal to the difference between:
•the holder’s cost or other tax basis in the debt securities, and
•the value of the holder’s interest in the trust.
Holders might also be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described under the heading “— Substitution of Collateral” above. The exercise of a covenant defeasance may also be treated for U.S. federal income tax purposes as a deemed exchange of the related debt securities for the debt securities as modified. You are urged to consult your own tax advisers as to the specific consequences of a defeasance and discharge or covenant defeasance as described above, including the applicability and effect of tax laws other than U.S. federal income tax law.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream Banking, société anonyme, or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;
•at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;
•we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the trustee of our decision; or
•an event of default with respect to the debt securities represented by that global security has occurred and is continuing.
A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;
•any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or
•the maintenance, supervision, or review of any of DTC’s records relating to those beneficial ownership interests.
DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the FRB, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations, and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies, and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
The above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.
Clearstream
Clearstream is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear
Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers, and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
Investors that acquire, hold, and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream, and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear, or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
The Trustee
From time to time, we and certain of our subsidiaries may maintain deposit accounts and may conduct other banking transactions with the trustee or its affiliates in the ordinary course of business.
Notices
Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.
Governing Law
The indenture is, and the debt securities will be, governed by, and construed in accordance with, Minnesota law.

DESCRIPTION OF COMMON STOCK
This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that common stock.
We have summarized the material terms and provisions of our common stock and applicable provisions of law in this section. The summary is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, our bylaws, and the applicable provisions of the Minnesota Business Corporation Act (“MBCA”). Our amended and restated articles of incorporation and our bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read our amended and restated articles of incorporation and our bylaws for additional information before you buy any common stock.
General
Shares Outstanding.   As of November 17, 2023, our authorized common stock was 6,000,000,000 shares, of which 461,661,800 shares were issued and outstanding.
Dividends.   Holders of common stock may receive dividends if, when and as declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock, or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock.
Voting Rights.   Holders of common stock have the exclusive power to vote on all matters presented to our shareholders unless Minnesota law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director.
Other Rights.   If we voluntarily or involuntarily liquidate, dissolve, or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets distributable to our shareholders after we have provided for any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights to buy any portion of those issued securities. Holders of our common stock have no rights to have their shares of common stock redeemed by us or to convert their shares of common stock into shares of any other class of our capital stock.
Listing.   Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “TGT.” EQ Shareowner Services serves as the transfer agent and registrar for our common stock.
Fully Paid.   The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.
Anti-takeover Provisions Contained in Our Articles of Incorporation and Bylaws
Certain provisions of our amended and restated articles of incorporation and bylaws may make it less likely that our management would be changed or someone would acquire voting control of our company without our board’s consent. These provisions may delay, deter, or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.
Preferred Stock.   Our board of directors can at any time, under our amended and restated articles of incorporation, and without shareholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without shareholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest, or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.
Nomination Procedures.   In addition to our board of directors, shareholders can nominate candidates for our board of directors. However, a shareholder must follow the advance notice procedures described in Section 2.09 of our bylaws. In general, a shareholder must submit a written notice of the nomination to our corporate secretary at least 90 days before the anniversary date of the prior year’s annual meeting of shareholders, together with required information regarding the shareholder proponent and the nominee and the written consent of the nominee to serve as director. Shareholders seeking to have director nominations included in our annual proxy statement must comply with the requirements of Section 2.10 of our bylaws. Among other things, the shareholder, or group of up to 20 shareholders, must own 3% or more of our outstanding common stock continuously for at least the previous three years to nominate and include in our annual proxy statement director nominees constituting up to 20% of our board of directors or at least two directors.
Proposal Procedures.   Shareholders can propose that business other than nominations to our board of directors be considered at an annual meeting of shareholders only if a shareholder follows the advance notice procedures described in our bylaws. In general, a shareholder must submit a written notice of the proposal together with required information regarding the shareholder and the shareholder’s interest in the proposal to our corporate secretary at least 90 days before the anniversary date of the previous year’s annual meeting of our shareholders. Shareholders seeking to have a proposal, other than director nominations, included in our annual proxy statement must comply with the requirements of Rule 14a-8 of the proxy rules under the federal securities laws.
Amendment of Bylaws.   Under our bylaws, our board of directors can adopt, amend, or repeal the bylaws, subject to limitations under the MBCA. Our shareholders also have the power to change or repeal our bylaws.
Certain Provisions of the MBCA
Shareholder Action by Unanimous Written Consent. Section 302A.441 of the MBCA provides that action may be taken by shareholders without a meeting only by unanimous written consent.
Control Share Provision. Section 302A.671 of the MBCA applies, with certain exceptions, to any acquisition of our voting stock (from a person other than us and other than in connection with certain mergers and exchanges to which we are a party) resulting in the acquiring person owning 20% or more of our voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by both (i) the affirmative vote of the holders of a majority of the shares entitled to vote, including shares held by the acquiring person, and (ii) the affirmative vote of the holders of a majority of the shares entitled to vote, excluding all interested shares. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by us within 30 days after the acquiring person has failed to give a timely information statement to us or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.
Business Combination Provision. Section 302A.673 of the MBCA generally prohibits us or any of our subsidiaries from entering into any merger, share exchange, sale of material assets or similar transaction with a 10% shareholder within four years following the date the person became a 10% shareholder, unless either the transaction or the person’s acquisition of shares is approved prior to the person becoming a 10% shareholder by a committee of all of the disinterested members of our board of directors.
Takeover Offer; Fair Price. Under Section 302A.675 of the MBCA, an offeror may not acquire shares of a publicly held corporation within two years following the last purchase of shares pursuant to a takeover offer with respect to that class, including acquisitions made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction, unless (i) the acquisition is approved by a committee of the board’s disinterested directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer, or (ii) shareholders are afforded, at the time of the proposed acquisition, a reasonable opportunity to dispose of the shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.

Greenmail Restrictions. Under Section 302A.553 of the MBCA, a corporation is prohibited from buying shares at an above-market price from a greater than 5% shareholder who has held the shares for less than two years unless (i) the purchase is approved by holders of a majority of the outstanding shares entitled to vote, or (ii) the corporation makes an equal or better offer to all shareholders for all other shares of that class or series and any other class or series into which they may be converted.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred stock, depositary shares, warrants, or units that may be offered pursuant to this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the debt securities offered by this prospectus. The material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of common stock, preferred stock, depositary shares, warrants, and units offered by this prospectus will be provided in the applicable prospectus supplement. This summary is based on the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section, and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.
This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular investor’s circumstances, does not discuss any aspect of U.S. federal tax law other than income taxation, and does not discuss any state, local or non-U.S. tax consequences of the purchase, ownership, and disposition of the debt securities. Except as noted below, this summary addresses only debt securities purchased at initial issuance and held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:
•securities dealers or brokers, or traders in securities electing mark-to-market treatment;
•banks, thrifts, or other financial institutions;
•insurance companies;
•regulated investment companies or real estate investment trusts;
•common trust funds;
•tax-exempt organizations;
•retirement plans;
•persons holding our debt securities as part of a “straddle,” “hedge,” “synthetic security,” “conversion transaction,” or “constructive sale transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;
•partnerships or other pass-through entities for U.S. federal income tax purposes;
•persons subject to the alternative minimum tax;
•certain former citizens or residents of the United States;
•foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes;
•accrual-method taxpayers subject to Section 451(b) of the Code; or
•“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.
This discussion assumes that all debt securities will be classified for U.S. federal income tax purposes as our indebtedness, and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. This discussion does not address debt securities denominated or payable in a non-functional currency of an investor or debt securities offered in bearer form.

In addition, with respect to a particular offering of debt securities, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial holder of the debt securities.
As used herein, a “U.S. Holder” is a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual who is neither a U.S. citizen nor a U.S. permanent resident may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).
A “Non-U.S. Holder” is any beneficial owner of a debt security that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership, and disposition of the debt securities by the partnership.
THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE DEBT SECURITIES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE DEBT SECURITIES BASED ON THEIR PARTICULAR CIRCUMSTANCES.
U.S. Federal Income Taxation of U.S. Holders
Payments of Interest.   Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary interest income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Original Issue Discount.   Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income (as ordinary income) on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID. However, a U.S. Holder generally will not be required to include separately in income cash payments received on OID debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest” payments.
The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity”

of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable in cash or in property, other than debt securities of the issuer, at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments). See “— Variable Rate Debt Securities” below for special rules for debt securities that provide for payments of interest based on certain floating rates.
For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.
The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.
The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or bond premium, as described below), and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:
•if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;
•if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period; and
•if all accrual periods are of equal length, except for an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.
Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.
Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.
If a U.S. Holder owns a debt security issued with de minimis OID, such U.S. Holder generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that a U.S. Holder has included in income will be treated as capital gain.
We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held by persons other than corporations and other exempt holders.
Debt Securities Issued with Contingent Payments.   The tax treatment of a U.S. Holder of a debt security providing for contingent payments will depend on a number of factors including the amount and timing of any contingent payments of principal and interest. This summary does not address the tax treatment of contingent payment debt instruments. Prospective investors of debt securities providing for contingent payments that do not constitute qualified stated interest should examine the applicable prospectus supplement and should consult their own tax advisors regarding U.S. federal income tax consequences of the holding and disposition of such debt securities.
Short-Term Debt Securities.   In the case of debt securities that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income as ordinary income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement, or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.
Variable Rate Debt Securities.   Treasury Regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor), or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.
An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.
If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.
For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.
Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.
Market Discount.   If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their revised issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any principal payment, and any gain derived from the sale, retirement, or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred to purchase or carry such debt securities.
A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.
Acquisition Premium.   If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but equal to or less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.
Amortizable Bond Premium.   If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder’s yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield (although the issuer will be deemed to exercise or not exercise a call option in a manner that maximizes the holder’s yield). Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.
Election to Treat All Interest as OID.   U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Sale, Retirement, or Other Taxable Disposition of Debt Securities.   Upon the sale, retirement, or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement, or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis of the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities and debt securities acquired at a market discount, and except with respect to contingent payment debt instruments and gain or loss attributable to changes in exchange rates which this summary generally does not discuss, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement, or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.
Medicare Tax.   A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include its interest income (including OID, if any) from the debt securities and net gain from the disposition of the debt securities, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. Prospective investors that are individuals, estates, or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the debt securities.
U.S. Federal Income Taxation of Non-U.S. Holders
Subject to the discussion below concerning backup withholding and FATCA withholding:
(a)payments of interest (including OID, if any) on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:
•the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;
•the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States;
•the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury Regulations thereunder; and
•the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below; and
(b)a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement, or other taxable disposition of the debt securities, unless:
•the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).
The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or Form W-8BEN-E or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or Form W-8BEN-E or other successor form with the applicable withholding agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution files with the applicable withholding agent a statement that it has received the IRS Form W-8BEN or Form W-8BEN-E or other successor form from the beneficial owner or an intermediate financial institution and furnishes the applicable withholding agent with a copy of such form. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.
If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement, or other taxable disposition of the debt securities, is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder. See “— U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from the withholding tax with respect to its effectively connected interest income. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.
Backup Withholding and Information Reporting
U.S. Holders.   In general, a U.S. Holder (other than exempt holders) will be subject to information reporting requirements with respect to payments of principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption, or other disposition before maturity of, the debt securities. In addition, such a U.S. Holder may be subject to backup withholding on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.
Non-U.S. Holders.   In general, information reporting requirements will apply to the amount of interest (including OID) on the debt securities paid to each Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities provided that the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and such withholding agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or Form W-8BEN-E or other successor form). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.
Legislation Affecting Taxation of Debt Securities Held by or through Foreign Entities.
Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a 30% withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Treasury to, among other things, collect and provide to it substantial information regarding such institution’s U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners. An intergovernmental agreement between the U.S. and the jurisdiction of the foreign financial institution may modify these requirements. FATCA also generally imposes a withholding tax of 30% on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. “Withholdable payments” include payments of interest (including OID) from sources within the U.S., as well as the gross proceeds from the sale of any property of a type which can produce interest from sources within the U.S. unless the payments of interest or gross proceeds are effectively connected with the conduct of a U.S. trade or business and taxed as such. As enacted, these withholding and reporting obligations apply to payments of interest on the debt securities. While the withholding under FATCA would have applied also to the gross proceeds from a disposition of debt securities occurring after December 31, 2018, proposed Treasury Regulations eliminate such withholding entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors are urged to consult their own tax advisors regarding FATCA as it applies to the debt securities.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus through agents, through underwriters, or dealers or directly to one or more purchasers or through a combination of these methods of sale. The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any agents, underwriters, dealers, or direct purchasers and their compensation in the applicable prospectus supplement.
The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.
We may enter into agreements with agents, underwriters, or dealers which may provide for indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or for contribution by us with respect to payments they may be required to make as a result of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Underwriters and agents and their affiliates may engage in transactions with, perform services for, or be customers of, us or our subsidiaries in the ordinary course of their businesses. In connection with the issuance and sale of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gains, or other benefits from these transactions.

LEGAL OPINIONS
Unless the applicable prospectus supplement indicates otherwise, Don H. Liu, Esq., who is our Executive Vice President and Chief Legal & Compliance Officer, or another of our lawyers will issue an opinion with respect to the legality of the securities offered under this prospectus. As of November 22, 2023, Mr. Liu owns, or has the right to acquire, a number of shares of our common stock which represents less than 1% of the total outstanding common stock. Any underwriters will be represented by their own legal counsel.
EXPERTS
The consolidated financial statements of Target Corporation appearing in Target Corporation’s Annual Report (Form 10-K) for the year ended January 28, 2023, and the effectiveness of Target Corporation’s internal control over financial reporting as of January 28, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	†
Legal Fees and Expenses	*
Trustee Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Fees	*
Miscellaneous	*
Total	*
__________________
†Deferred in accordance with Rules 456(b) and 457(r).
*Estimated expenses are not presently determinable. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.
Item 15.    Indemnification of Directors and Officers
The registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify a person, including an officer or director, who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, Subdivision 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.
The registrant also maintains a director and officer insurance policy to cover the registrant, its directors and its officers against certain liabilities.

Item 16.    Exhibits
Set forth below is a list of exhibits included as part of this registration statement:

1.1**	Form of Underwriting Agreement.

1.2**	Form of Distribution Agreement.

4.1
Amended and Restated Articles of Incorporation (as amended June 9, 2010) (incorporated by reference to Exhibit (3)A to the registrant’s Current Report on Form 8-K filed on June 10, 2010 (File No. 1-6049)).

4.2	Bylaws (as amended through January 11, 2023) (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on January 12, 2023 (File No. 1-6049)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4(p) to the registrant’s Registration Statement on Form S-3 filed on September 27, 1996 (File No. 333-12915)).

4.4
Indenture dated as of August 4, 2000 between the registrant and The Bank of New York Mellon Trust Company, National Association (successor to Bank One Trust Company, N.A.) (incorporated by reference to Exhibit 4(d) to the registrant’s Registration Statement on Form S-3 filed on December 4, 2009 (File No. 333-163489)).

4.5
First Supplemental Indenture dated as of May 1, 2007 between the registrant and The Bank of New York Mellon Trust Company, National Association (successor to Bank One Trust Company, N.A.) (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on May 1, 2007 (File No. 1-6049)).

4.6	Form of Note (incorporated by reference to Exhibit 4(f) to the registrant’s Registration Statement on Form S-3 filed on January 9, 2007 (File No. 333-139870)).

4.7**	Form of Certificate of Designation (together with preferred share stock certificate) with respect to any preferred stock issued hereunder.

4.8**	Form of Deposit Agreement.

4.9**	Form of Warrant Agreement (together with form of warrant certificate) with respect to each particular series of warrants issued hereunder.

4.10**	Form of Unit Agreement (together with form of unit certificate).

5.1*	Opinion of Executive Vice President and Chief Legal & Compliance Officer of the registrant.

23.1*	Consent of Executive Vice President and Chief Legal & Compliance Officer of the registrant (included as part of Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Powers of Attorney.

25.1*	Statement of Eligibility of The Bank of New York Mellon Trust Company, National Association, as trustee.

107*	Filing Fee Table.
__________________
*Filed herewith.
**To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.

Item 17.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of November, 2023.

TARGET CORPORATION

By:	/s/ Michael J. Fiddelke
Michael J. Fiddelke Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 22nd day of November, 2023 by the following persons in the capacities indicated:

/s/ Brian C. Cornell		Chair of the Board and Chief Executive Officer (Principal Executive Officer)
Brian C. Cornell

/s/ Michael J. Fiddelke		Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Michael J. Fiddelke

/s/ Matthew A. Liegel		Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
Matthew A. Liegel

David P. Abney	)

Douglas M. Baker, Jr.	)

George S. Barrett	)

Gail K. Boudreaux	)

Robert L. Edwards	)

Donald R. Knauss	)	Constituting a majority of the directors*

Christine A. Leahy	)

Monica C. Lozano	)

Grace Puma	)

Derica W. Rice	)

Dmitri L. Stockton	)
__________________
*Michael J. Fiddelke, by signing his name hereto on the 22nd day of November, 2023 does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated.

/s/ Michael J. Fiddelke
Michael J. Fiddelke Attorney-in-Fact